UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report November 15, 2007

(Date of earliest event reported)

Inland Western Retail Real Estate Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-51199	42-1579325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. No.)

2901 Butterfield Road
Oak Brook, Illinois 60523

(Address of Principal Executive Offices)

(630) 218-8000

(Registrant’s telephone number including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1 — Registrant’s Business and Operations

Item 1.01  Entry into a Material Definitive Agreement.

See the discussion in Item 5.02 below of the employment agreements Inland Western Retail Real Estate Trust, Inc. (the “Company”) entered into with each of Michael J. O’Hanlon, Steven P. Grimes, Shane C. Garrison and Niall J. Byrne, which discussion is incorporated by reference into this Item 1.01 in its entirety.

As former shareholder of one or more of the companies we acquired in the mergers, as described in the Company’s Form 8-K filed with the SEC on August 17, 2007, Mr. Grimes received shares of our common stock as consideration in the mergers and is entitled to certain rights under the registration rights agreement we entered into in connection with the closing of the mergers.  In addition, Messrs. Grimes and Byrne were officers and/or directors of one or more of the companies we acquired in the mergers.

Section 3 — Securities and Trading Markets

Item 3.02  Unregistered Sales of Equity Securities.

On November 15, 2007, 37,500,065 shares of common stock, par value $0.001 per share, were issued by the Company to the shareholders of the companies acquired pursuant to the merger agreement, as described in the Company’s Form 8-K filed with the SEC on August 17, 2007.  These shares are valued under the merger agreement at $10.00 per share, and represent approximately 7.7% of the total number of common shares issued by us after giving effect to the merger transaction. As consideration for these shares, we acquired Inland Western Retail Real Estate Advisory Services, Inc., Inland Southwest Management Corp., Inland Northwest Management Corp. and Inland Western Management Corp., which provide business management, advisory and property management services to us. The issuance of these shares was exempt from registration pursuant to Regulation D of the Securities Act.

Section 5 — Corporate Governance and Management

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As part of the merger transaction, effective as of November 15, 2007, Brenda G. Gujral resigned as our Chief Executive Officer, but Ms. Gujral remains a Director.  Also as part of the merger transaction, effective as of November 15, 2007, Roberta S. Matlin resigned as our Vice President of Administration and Secretary.

As previously described in the Company’s Form 8-K filed with the SEC on August 17, 2007, and in anticipation of the mergers, we entered into employment agreements with each of Messrs. O’Hanlon, Grimes, Garrison and Byrne.  Copies of each of these employment agreements are attached as Exhibits 10.522 through 10.525 to this Form 8-K, which employment agreements are incorporated by reference into this filing in their entirety.  Effective as of November 15, 2007, the closing of the mergers, our Board of Directors appointed Mr. O’Hanlon as our President and Chief Executive Officer, Mr. Grimes as our Chief Operating Officer and Chief Financial Officer, Mr. Garrison as our Chief Investment Officer, and Mr. Byrne as a Vice President of the Company and President of our property managers.

Mr. O’Hanlon, age 55, joined Inland Real Estate Investment Corporation, our sponsor, as Senior Vice President, Director of Asset Management, in 2005.  As Director of Asset Management he was responsible for coordinating our sponsor’s resources for the strategic direction and value enhancement of its portfolio of properties.  Mr. O’Hanlon has more than 30 years of industry experience in areas such as asset and property management, capital markets, joint ventures, loan restructuring, and real estate development and real estate brokerage.  He has extensive national experience and has worked on numerous different types of real estate in various regions of the country.  Prior to his current position, Mr. O’Hanlon was the Executive Vice President and Regional Managing Director at Grubb & Ellis Company in Chicago.  There he supervised all lines of business for Grubb & Ellis Company in the Midwest including the operations of five company offices and fifteen affiliate offices.  He has also held senior positions with Cushman & Wakefield, Balcor, as well as having been a Senior Credit Officer at Citibank.  He has a Master’s of Business Administration in Finance from Columbia University in New York and a Bachelor of Science in Accounting from Fordham University in New York.  He has been an active member of the Urban Land Institute and the International Council of Shopping Centers.

Mr. Grimes, age 40, joined our sponsor as chief financial officer of our business manager/advisor, in February 2004. Since that time, Mr. Grimes has held the positions of our principal financial officer and treasurer.  During his time as principal financial officer, Mr. Grimes has overseen the acquisition of over $8.6 billion in real estate assets and over $4.3 billion in financings and has led our Sarbanes-Oxley compliance efforts.  Prior to joining the Inland organization, Mr. Grimes was a director with Cohen Financial, a mortgage brokerage firm, and was a senior manager with Deloitte in their Chicago-based real estate practice.  Mr. Grimes received his B.S. Degree in Accounting from Indiana University and is a Certified Public Accountant (CPA).  Mr. Grimes is a member of the AICPA, the Illinois CPA Society, the National Association of Real Estate Investment Trusts and International Council of Shopping Centers.  Previously Mr. Grimes has served on accounting subcommittees of the National Council of Real Estate Investment Fiduciaries and Pension Real Estate Association.  As a former shareholder of one or more of the companies we acquired in the mergers, Mr. Grimes received 38,295 shares of our common stock as consideration in the mergers.

Mr. Garrison, age 37, joined Inland US Management in 2004 from ECI Properties, where he was in charge of the company’s real estate portfolio which included industrial and retail properties.  Previously he was the General Manager of the Midwest Region for Circuit City.  He has a Master’s of Business Administration in Real Estate Finance from DePaul University in Chicago, and a Bachelor of Science in Business Administration from Illinois State University.  He is an active member of the Urban Land Institute and the International Council of Shopping Centers.

Mr. Byrne, age 50, was a Senior Vice President with our property managers.  He oversaw the overall property management functions for our 300 plus property, 46 million square foot portfolio.  He was also involved in development, acquisitions and joint venture initiatives for us.  Mr. Byrne came to our property managers from American Landmark Properties Ltd., where he was Vice President of Asset Management for a large commercial and residential portfolio of properties.  Prior to joining American Landmark Properties, LTD., Mr. Byrne was a Senior Vice President/Director of Operations for Providence Management Company, LLC (PMC Chicago).  At PMC, he oversaw all aspects of property operations, daily management and asset management functions for an 8,000-unit multi-family portfolio, as well as a small commercial portfolio.  He also has over fifteen years real estate experience with Chicago based Habitat Company and with American Express/Balcor.  Mr. Byrne received his Bachelor of Science degree in Accounting from DePaul University.  He holds an Illinois CPA Certificate, is an active member of the International Council of Shopping Centers and has completed advanced course work in Property/Asset Management, Leasing, Marketing, and Development.  He also has five years public accounting experience.

The term of each of the employment agreements with the individuals listed above began on November 15, 2007, the closing date of the mergers, and continues, unless earlier terminated, until December 31, 2007.  The employment agreements may be terminated: (i) by the individual or us for any reason effective upon 60 days prior written notice; or (ii) by us for cause, as defined in each of the employment agreements, effective without prior written notice to the individual unless we are terminating the individual’s employment for reasons relating to a failure to perform the individual’s duties or any material breach of the employment agreement or other agreements where we are required to give the individual notice of our intention and allow the individual 15 days to cure.

During 2007, each individual will receive a base salary.  We agreed to pay Mr. O’Hanlon, Mr. Grimes, Mr. Garrison and Mr. Byrne a base salary of $400,000, $300,000, $200,000 and $225,000, respectively, per year, pro-rated for the remainder of 2007.  In addition to a base salary for such period, our sponsor will determine, in its sole discretion, and may pay each of Mr. O’Hanlon, Mr. Grimes, Mr. Garrison and Mr. Byrne a bonus for 2007.  Further, each individual will be eligible to participate in any retirement, pension, profit-sharing or other similar plans of us or our affiliates.  The individual will also be reimbursed for all ordinary and necessary business expenses incurred by the individual in connection with the individual’s duties as described in the employment agreements.

Under each of the employment agreements, if employment is terminated by the individual or by us for any reason, we will pay or provide the individual’s: (i) base salary accrued through the termination; (ii) reimbursable expenses; (iii) pro-rata annual bonus, if any; and (iv) any benefits required to be paid or provided under applicable law.  None of the individuals is entitled to any other severance.

Section 8 — Other Events

Item 8.01  Other Events.

On November 15, 2007, the Company issued the press release attached hereto as Exhibit 99.1, which press release is incorporated by reference in this filing in its entirety.

Section 9 — Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(d)

Exhibit No.	Description

10.522	Employment Agreement with Michael J. O’Hanlon, effective November 15, 2007
10.523	Employment Agreement with Steven P. Grimes, effective November 15, 2007
10.524	Employment Agreement with Shane C. Garrison, effective November 15, 2007
10.525	Employment Agreement with Niall J. Byrne, effective November 15, 2007
99.1	Inland Western Retail Real Estate Trust, Inc. press release November 15, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.

By:	/s/ Michael J. O’Hanlon
Name: Michael J. O’Hanlon
Title: President and Chief Executive Officer

Date:	November 16, 2007

EXHIBIT INDEX

10.522	Employment Agreement with Michael J. O’Hanlon, effective November 15, 2007
10.523	Employment Agreement with Steven P. Grimes, effective November 15, 2007
10.524	Employment Agreement with Shane C. Garrison, effective November 15, 2007
10.525	Employment Agreement with Niall J. Byrne, effective November 15, 2007
99.1	Inland Western Retail Real Estate Trust, Inc. press release November 15, 2007